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                                                                   EXHIBIT 10.29

                            AMENDMENT DATED 11/6/97

                                    TO THE

                        1985 DEFERRED COMPENSATION PLAN

     WHEREAS, Alco Standard Corporation (now known as IKON Office Solutions, Inc.) (the "Company") adopted the 1985 Deferred Compensation Plan (the "Plan"), effective October 1, 1985; and

     WHEREAS, the Company now desires to amend the Plan.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     All references in the Plan to "Alco Standard Corporation" and "Alco" shall be deemed to be references to "IKON Office Solutions, Inc." and "IKON," respectively.

     A new Section 22 shall be added to the Plan, which shall read in full as follows:

          22. CHANGE IN CONTROL.  In the event of a Change in Control (as
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defined below), the Vesting Percentage of each Participant whose employment with an Employer has not terminated shall become 100%, and IKON shall, as soon as possible, but in no event longer than 5 days following the Change in Control, make an irrevocable contribution to a "rabbi trust" in an amount sufficient to pay each Participant or beneficiary the benefits to which he or she would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred.

          Within 5 days following the end of the first two full Plan years ending after a Change in Control, IKON shall make an additional irrevocable contribution to the "rabbi trust" in an amount sufficient to pay each Participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of such Plan year.

          For purposes of the Plan, the term "Change in Control" shall mean any of the following events:

          (A) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of IKON common stock; or

          (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on September 30, 1997, constituted the Board of Directors of IKON and any new director whose appointment or election by the Board or nomination for election by IKON's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors of IKON on September 30, 1997 or whose appointment, election or nomination for election was previously so approved; or
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          (C)  IKON consolidates with, or merges with or into, any other Person
(other than a wholly owned subsidiary of IKON), or any other Person consolidates with, or merges with or into, IKON, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

          (D) a transaction or series of transactions in which, directly or indirectly, IKON shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of IKON and its subsidiaries (taken as a whole) to any other Person or group of Persons.

     Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of IKON common stock immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of IKON immediately following such transaction or series of transactions.

     The term "Person" in the foregoing definition shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) IKON or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act),
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of IKON or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of IKON in substantially the same proportions as their ownership of IKON stock.

     In no event will the provisions of this Section 22 be subject to amendment or modification after a Change in Control has occurred.

     The existing Sections 22 and 23 of the Plan shall be renumbered Sections 23 and 24, respectively.

     Executed this 29th day of June, 1998.

                                                  IKON OFFICE SOLUTIONS, INC.



                                                  By:  /s/ Kurt E. Dinkelacker
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